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                                  EXHIBIT 2.4




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                            STOCK PURCHASE AGREEMENT


      STOCK PURCHASE AGREEMENT (the "Purchase Agreement") made as of this __ day of August, 2000 among iParty Corp., a Delaware corporation (the "Company"), Ajmal Khan ("Khan") and Robert H. Lessin ("Lessin" together with Khan, the "Purchasers" or each individually a "Purchaser").

      WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

      WHEREAS, the Company has authorized a new series of preferred stock, designated as Series E Convertible Preferred Stock (the "Series E Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit A (the "Certificate of Designation");

      WHEREAS, the Series E Preferred Stock are convertible into shares of common stock $.001 par value, per share of the Company (the "Common Stock") upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation.

      WHEREAS, the Purchasers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Purchase Agreement an aggregate of Five Hundred Thirty-Three Thousand Three Hundred Thirty-Three (533,333) shares of Series E Preferred Stock of the Company;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

      I. SUBSCRIPTION FOR SHARES AND CLOSING.

            1.1 Purchase. At the Closing (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company such number of Series E Preferred Stock as is set forth immediately below such Purchaser's name of the signature pages hereto. Subject to the terms and conditions hereinafter set forth, the Purchasers hereby subscribe for and agree to purchase from the Company, Five Hundred Thirty-Three Thousand Three Hundred Thirty-Three (533,333) shares of Series E Preferred Stock at a price equal to $3.75 per share which shares shall convert into Five Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (5,333,333) shares of Common Stock ("Conversion Shares"). The Series E Preferred Stock shall have the rights and preferences as set forth in the Certificate of Designation attached hereto as Exhibit A.


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            1.2 Closing. The Closing of the purchase and sale of the Series E
Preferred Stock (the "Closing") shall take place on or before August __, 2000 at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P, 590 Madison Avenue, New York, New York 10022. The Company shall issue to the Purchasers certificates representing the Series E Preferred Stock.

      II. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

            2.1 Each Purchaser recognizes that the purchase of Series E Preferred Stock involves a high degree of risk in that (i) the Company has incurred substantial losses from operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) an investment in the Series E Preferred Stock is illiquid; and (iv) transferability of the securities comprising the Series E Preferred Stock is extremely limited, as well as other risk factors of which the undersigned has been advised.

            2.2 Each Purchaser represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

            2.3 Each Purchaser hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested or desires to know and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of this offering and the business of the Company.

            2.4 Each Purchaser acknowledges that this offering of Series E Preferred Stock has not been reviewed by the SEC because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) or 3(b) of the Securities Act. Each Purchaser represents that the Series E Preferred Stock are being purchased for its own account, for investment and not for distribution or resale to others. Each Purchaser agrees that it will not sell or otherwise transfer the Series E Preferred Stock unless they are registered under the Securities Act or unless an exemption from such registration is available.

            2.5 Each Purchaser consents to the placement of a legend on any certificate or other document evidencing the Series E Preferred Stock, and the shares of Common Stock issuable upon conversion thereof, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof, and to the issuance of stop transfer instructions with respect thereto. The legend shall state as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR TRANSACTIONS, THAT



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         REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR
         UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT."

            2.6 Each Purchaser represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Series E Preferred Stock; and
(iii) that this Purchase Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

            2.7 No Purchaser has engaged any broker, finder, commission agent or other such intermediary in connection with the sale of the Series E Preferred Stock and the transactions contemplated by the Purchase Agreement.

            2.8 The Purchasers agree that they will not convert their shares of the Series E Preferred Stock in to Common Stock until the Company files an amendment to its Certificate of Incorporation increasing the number of authorized shares of its Common Stock.

      III. REPRESENTATIONS BY THE COMPANY

            3.1 The Company represents and warrants to the Purchasers that as of the date hereof and at the Closing:

                  (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's business. The Company has furnished the Purchasers with true, correct and complete copies of the Company's Certificate of Incorporation and the Company's Bylaws, as then in effect.

                  (b) All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Purchase Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Series E Preferred Stock has been taken or will be taken prior to the Closing except as set forth below.

                  (c) This Purchase Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy.

                  (d) The execution, delivery and performance by the Company of this Purchase Agreement and compliance herewith and the sale and issuance of the Series E Preferred



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Stock will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under the Company's Certificate of Incorporation or Bylaws, or any material provision of any material mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which the Company is a party or by which it is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

                  (e) The Series E Preferred Stock Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non-assessable; provided, however, that the Series E Preferred Stock may be subject to restrictions on transfer under state and/or federal securities laws. Upon proper conversion of the Series E Preferred Stock, the Conversion Shares will be duly and validly issued and fully paid and non-assessable; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

                  (f) The Company shall amend its Certificate of Incorporation to increase the number of authorized Common Stock and shall reserve a sufficient number of Conversion Shares (the "Reserved Shares") to provide for conversion of the Series E Preferred Stock.

                  (g) The Company has, to the best of its knowledge, obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith; except where such failure to obtain such licenses, permits and other governmental authorizations necessary to the conduct of its business would not have a material adverse effect on the Company's business or financial condition.

                  (h) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company.

                  (i) Except as set forth in the Company's public documents, there has not been:

                        (i) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the public documents, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                        (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating



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results, prospects or business of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                        (iii) any waiver by the Company of a valuable right or of a material debt owed to it;

                        (iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                        (v) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                        (vi) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                        (vii) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                        (viii) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

                        (ix) to the Company's knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is presently proposed to be conducted).

                  (j) The Company, to its knowledge, has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. Other than an agreement with the Company's fulfillment agent, Taymark, a division of Taylor corporation, which has a license to use the Company's trademark in connection with the fulfillment of orders placed on the Company's web site, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to these, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as now conducted and as presently proposed to be conducted, would violate any of the, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of its employees is obligated under any contract (including licenses, covenants or


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commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as now conducted and as presently proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

                  (k) The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or sales or use tax returns has ever been audited by governmental authorities. Since the date of the public documents, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

                  (l) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is presently proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

                  (m) The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                  (n) The Company has all, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the



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Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such permits, licenses or other similar authority.

                  (o) Assuming the correctness of the representations and warranties set forth in Sections 3.1(d) and 3.1(e) hereof, the offer and sale of the Series E Preferred Stock and the issuance of the Common Stock, if any, to the Purchasers hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Series E Preferred Stock, no form of general solicitation or general advertising was used by the Company and its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      IV. CONDITIONS TO CLOSING

            The obligation of each Purchaser to purchase and pay for the Series E Preferred Stock to be purchased hereunder at the Closing is subject to the satisfaction of the following conditions precedent (unless waived by such Purchasers). The Company shall use its best efforts to ensure that all conditions to the Closing set forth in this Article IV are satisfied on or prior to the Closing Date, including executing and delivering all documents required to be delivered by the Company at the Closing.

            4.1 Certificate of Designation. The Certificate of Designation shall have been filed with and accepted by the Secretary of the State of Delaware and evidence of such filing.

            4.2 Issuance of Purchased Securities. The Company shall have duly issued and delivered to each Purchaser of the Series E Preferred Stock at the Closing the certificate(s) for the number of the Series E Preferred Stock purchased by such Purchasers.

            4.3 Registration Rights Agreement. The Company shall have executed and delivered that certain Registration Rights Agreement by and among the Company and the Purchasers.

            4.4 Officer's Certificate. The Company shall deliver a certificate, executed by an officer of the Company hereof stating, among other things, that
(a) the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the Closing Date and
(b) the Company has performed and complied in all material respects with all agreements and conditions contained in the documents required to be performed or complied with by it prior to or at the Closing.

            4.5 All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Purchase Agreement and the other documents and the transactions shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Closing that may be required under



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applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Closing as so required), and all documents incident thereto shall be reasonably satisfactory in form and substance to such Purchasers. Such Purchasers shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

            4.6 No Litigation or Legislation. No legislation shall have been enacted after the date hereof and no proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the documents or materially restricts or impairs the ability of the Purchasers to own Series E Preferred Stock of the Company.

      V. MISCELLANEOUS

            5.1 Notices. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                  (a)   if to the Company:

                        iParty Corp.
                        130 West 30th Street
                        10th Floor
                        New York, New York 10001
                        Attn:  Chief Executive Officer
                        Telecopy:  (212) 609-4329

                        with a copy (which shall not constitute notice) to:

                        Robert S. Matlin, Esq.
                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        590 Madison Avenue
                        New York, New York 10022
                        Telecopy: (212) 872-1002

                  (b) If to any Purchaser, to the address of such Purchaser set forth on the signature page of this Purchase Agreement.

                  (c) Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the fifth (5th) business day following the date on which the piece of mail containing such communication is posted, if sent by mail.



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            5.2 Amendments. This Purchase Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Purchase Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

            5.3 Successor and Assigns. This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Purchase Agreement and the documents referenced herein set forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

            5.4 Governing Law. Notwithstanding the place where this Purchase Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to such states laws regarding conflicts of laws. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Purchase Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Purchase Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

            5.5 Counterparts. This Purchase Agreement may be executed in counterparts. Upon the execution and delivery of this Purchase Agreement by the Purchasers, this Purchase Agreement shall become a binding obligation of the Purchasers with respect to the purchase of Series E Preferred Stock as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Purchasers and to add and/or to delete other persons as Purchasers.

            5.6 Severability. The holding of any provision of this Purchase Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Purchase Agreement, which shall remain in full force and effect.

            5.7 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Purchase Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.



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            5.8 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Purchase Agreement.

          [The remainder of this page is intentionally left blank.]

















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      IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year first written above.

                                    iPARTY CORP.

                                    By:/s/ Sal Perisano
                                       ---------------------------------------
                                       Sal Perisano
                                       Chief Executive Officer


                                    PURCHASER


                                    /s/ Ajmal Khan
                                    ------------------------------------------
                                    Ajmal Khan
                                    Verus Support Services Inc.
                                    520 Madison Avenue
                                    Suite 3830
                                    New York, New York 10022
                                    No. of Shares of Series E Preferred
                                       Stock: 266,666


                                    PURCHASER


                                    /s/ Robert H. Lessin
                                    ------------------------------------------
                                    Robert H. Lessin
                                    Wit Soundview
                                    826 Broadway
                                    New York, New York 10003
                                    No. of Shares of Series E Preferred
                                       Stock: 266,666



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